UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 6, 2015

FBEC Worldwide, Inc.

(Exact name of registrant as specified in its charter)

714-462-9404

(Registrant's telephone number, including area code)

Wyoming	000-52297	47-3855542
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1621 Central Ave

Cheyenne, WY 82001

(Address of principal executive offices) (Zip Code)

Frontier Beverage Company, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

In connection with the Board Meeting on July 2, 2015 of FBEC Worldwide Inc., a Wyoming Corporation, the Board has agreed to amend the Employment Contract with its CEO & Chairman, Robert Sand, whereas he will receive a salary increase from an annual salary of $175,000 to $295,000. This is a 59% increase based upon certain milestones that have been accomplished since his appointment and additional liabilities accepted since his agreement dated April 28, 2015. Refer to Exhibit 10.1

Item 3.02 Unregistered Sales of Equity Securities.

On July 2, 2015, the Company issued a 10% interest bearing Convertible Promissory Note in the principal amount of $62,250 to Beaufort Capital Partners LLC, a New York Limited Liability Company("BCP"). The note includes an Original Issuer Discount (OID) of $7,250, and the Company received $55,000. Pursuant to the terms of the convertible promissory note, the 6 month maturity date is January 2, 2016 and the holders have the right to convert any portion of the principal amount thereof at a 37.5% discount to the lowest intra-day trading price within the fifteen (15) trading days prior to a Conversion Notice submitted to the Issuer’s Transfer Agent. Refer to Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
10.1	Amended Employment Contract with Robert Sand dated July 2, 2015
10.2	Board Resolution regarding Amended Agreement and Convertible Note with Beaufort Capital Partners LLC dated July 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBEC WORLDWIDE, INC.

/s/ Robert S. Sand

Robert Sand, Chairman and Chief Executive Officer